10


                                 FIRST INVESTORS
                                 CODE OF ETHICS

I.    INTRODUCTION AND STATEMENT OF PRINCIPLES
      ----------------------------------------

      First Investors has adopted this code of ethics ("Code of Ethics" or "Code") in accordance with the requirements of Section 17(j) of the Investment Company Act of 1940 ("Investment Company Act") and Rule 17j-1 and Section 206 of the Investment Advisers Act of 1940 ("Investment Advisers Act") to protect the First Investors family of mutual funds (Funds") and private accounts ("Private Accounts") from fraudulent or unethical conduct by access persons ("Access Persons"). This Code does not apply to the disinterested directors of the Funds or employees of unaffiliated subadvisers of the Funds. The disinterested directors of the Funds are subject to a separate code of ethics (the "First Investors Registered Investment Companies Code of Ethics") which takes their unique status into account. Employees of non-affiliated subadvisers are subject to the codes of ethics of their own employers. The policies and procedures set forth herein are in addition to any policies and procedures which may apply to any Access Person of First Investors by operation of law or contract, such as the First Investors Insider Trading Policies and Procedures.

      As reflected by this Code of Ethics, First Investors expects all Access Persons of First Investors not only to comply with this Code but also to follow the highest ethical standards in all business and personal dealings which could in any way affect the Funds or any Private Accounts that are managed by First Investors. The guiding principles for all Access Persons, including the portfolio managers of the Funds or Private Accounts ("Portfolio Managers"), traders ("Traders"), analysts ("Analysts"), and portfolio accountants ("Portfolio Accounts"), should be to place the interests of the Funds and Private Accounts first at all times, to avoid placing themselves in any position in which there is any actual or apparent conflict of interest with the interests of the Funds or Private Accounts, and to refrain from taking any inappropriate advantage of their positions of trust and responsibility.

II.   DEFINITIONS
      -----------

      Unless the Investment Company Act, the Investment Advisers Act, or the rules thereunder otherwise require, whenever the following terms are used in this Code, they shall have the meanings set forth below.

A.    ACCESS PERSON
      -------------

      1. With respect to any First Investors company which acts as an investment adviser to any Fund or Private Account, Access Person means any director, officer, general partner, or advisory person of such investment adviser; and,

2. With respect to any First Investors company which acts as a principal underwriter of a Fund, "Access Person" means any director, officer, or general partner of such principal underwriter who in the ordinary course of his or her business makes, participates in or obtains information regarding the Purchase or Sale of Securities by the Fund or whose functions or duties as part of the ordinary course of his or her business relate to the making of any recommendation to the Fund regarding the Purchase or Sale of Securities.

B.    ADVISORY PERSON
      ---------------

      "Advisory Person" means:

      1. any employee of First Investors or of any company which controls, is controlled by, or under common control with, First Investors who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the Purchase or Sale of a Security by the Funds or Private Accounts, or whose functions relate to the making of any recommendations with respect to the Purchase or Sale of a Security by the Funds or Private Accounts; and

       2. any natural person in a control relationship (with the term "control" being defined by Section 2(a)(9) of the Investment Company Act) with First Investors who obtains information concerning Purchases, Sales, or recommendations of Securities to the Funds or Private Accounts.

C.    BENEFICIAL OWNERSHIP
      --------------------

      "Beneficial Ownership" means beneficial ownership as defined in Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, provided that an Access Person shall be deemed to have "Beneficial Ownership" of Securities (1) owned by his or her spouse, minor children and relatives residing in the Access Person's home, (2) Securities over which the Access Person has or shares investment discretion or control and (3) any other Securities if by reason of any contract, understanding, relationship, agreement or other arrangement the Access Person obtains therefrom economic benefits which are substantially equivalent to those of ownership.

D.    DISINTERESTED DIRECTOR
      ----------------------

      "Disinterested director" means a director of any of the Funds and any person holding a similar position with a noncorporate Fund who is not an interested person of the Funds within the meaning of Section 2(a)(19) of the Investment Company Act.

E.    FIRST INVESTORS
      ---------------

      "First Investors" means First Investors Corporation, First Investors Management Company, Inc., First Investors Asset Management Company, Inc.,

Executive   Investors   Management   Company,    Inc.,   Executive   Investors
Corporation, and Administrative Data Management Corp.


F.    FUNDS
      -----

      "Funds" means all registered investment companies which have First Investors as their investment adviser or principal underwriter (including Executive Investors Trust), unless such Funds are specifically excluded from this Code pursuant to an addendum hereto.

G.    INVESTMENT COMPLIANCE MANAGER
      -----------------------------

      "Investment Compliance Manager" means the person designated from time to time as being responsible for receiving reports or other notices pursuant to this Code, and performing such other duties as are required by this Code.

H.    INVESTMENT COMMITTEE
      --------------------

      For purposes of this Code, the "Investment Committee" means the Investment Compliance Manager and the Portfolio Managers of the Funds or such other group of persons as may be designated from time to time by First Investors.

I.    PURCHASE OR SALE
      ----------------

      "Purchase or Sale" means every contract for Purchase or Sale or disposition of a Security or interest in a Security, for value, as well as every option to Purchase or Sell a Security, whether the option permits the holder to Purchase or Sell the Security or it must be settled in cash.

J.    RELATED SECURITY
      ----------------

      A "Related Security" means a Security which (i) is issued by the same issuer as another Security or by an issuer that is controlled by, controls or is under common control with such issuer or (ii) gives the holder any contractual right with respect to another Security (e.g., options and warrants, rights or other convertible Securities).


K.    SECURITY
      --------

      "Security" means a Security as defined in Section 2(a)(36) of the Investment Company Act, except that it does not include Securities issued by the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper, and shares of registered open-end investment companies, including the shares of the First Investors Funds.

III.  GENERAL PROHIBITIONS
      --------------------

A.    FRAUDULENT  AND MANIPULATIVE CONDUCT
      ------------------------------------

      No Access Person, shall, in connection with the Purchase or Sale, directly or indirectly, of a Security held or to be acquired by any of the Funds or Private Accounts managed by First Investors:

      1. Employ any device, scheme or artifice to defraud any such Fund or Private Account;

      2. Make to any Fund or Private Account any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

      3. Engage in any act, practice or course of business which operates or would operate as fraud or deceit upon any Fund or Private Account; or,

      4. Engage in any manipulative practice with respect to any Fund or Private Account.

B.    CORPORATE OPPORTUNITIES
      -----------------------

      No Access Person shall take personal advantage of any opportunity that properly belongs to any of the Funds or Private Accounts, provided that an Access Person shall not be prevented from purchasing a Security or Related Security which is an eligible investment for any of the Funds if the Access Person obtains preclearance for the purchase in accordance with the provisions of this Code after disclosing any actual or potential conflict of interest on the Preclearance Form used to obtain preclearance.

C.    CONFIDENTIALITY
      ---------------

      Except as required in the normal course of carrying out First Investors' business responsibilities, no Access Person shall reveal confidential information relating to the investment intentions or activities of the Funds or Private Accounts to any person outside of First Investors or any person inside First Investors whose responsibilities do not require knowledge of such information.

D.    UNDUE INFLUENCE AND THE APPEARANCE THEREOF
      ------------------------------------------

      No Access Person shall:

      1. Cause or attempt to cause any of the Funds or Private Accounts to Purchase, Sell or hold any Security in a manner calculated to create any personal benefit to the Access Person;

      2. Accept any option, warrant, right, or other Security from any issuer, person affiliated or associated with any issuer, underwriter, broker, or dealer which has offered or sold any Security or Related Security to any of the Funds or Private Accounts, unless the Access Person has obtained preclearance from the Investment Compliance Manager after full disclosure on the Preclearance Form of all material facts, including the nature of the Security, the relationship of the party granting the Security to the Funds or Private Accounts, and any other potential conflict of interest;

      3. Accept any gift other than a nominal gift (which is defined herein as having a value less than $100) from any person or entity that does business with any Fund or Private Account; or

      4. Use his or her knowledge of or ability to influence or control the portfolio transactions of a Fund or Private Account for his or her personal benefit or the personal benefit of his or her friends or relatives.

E.    DISCLOSURE OF POTENTIAL CONFLICTS OF INTEREST
      ---------------------------------------------

      No Access Person shall fail to disclose to the Investment Compliance Manager any personal or beneficial interest which he or she has in a Security when the Access Person plays any part or role in any consideration of any investment in the Security or any Related Security by a Fund or Private Account. Thus, for example, an Access Person who has acquired warrants from an issuer in a private placement would be required to disclose the warrants to the Investment Compliance Manager before he or she plays any role in a Fund's subsequent consideration of an investment in any Securities issued by the same issuer of the warrants or any Related Securities. The Investment Compliance Manager, in consultation with members of the Investment Committee who have no personal interest in the transaction, shall determine whether or not the personal or beneficial interest prevents the Access Person from being involved in consideration of the Security.

F.    SERVICE AS A DIRECTOR OF A PUBLIC COMPANY
      -----------------------------------------

      No Access Person shall serve on the board of directors of any publicly traded company, absent prior authorization of the Investment Compliance Manager, based upon a determination that the board service would be consistent with the interests of the Funds and Private Accounts. In the rare case in which board service is authorized, any Access Person serving as a director must be isolated from those making investment decisions regarding the issuer through "Chinese Wall" or other procedures.

IV.   PERSONAL SECURITIES TRANSACTIONS
      --------------------------------

A.    RESTRICTIONS ON SECURITIES TRANSACTIONS
      ---------------------------------------

      1. TRANSACTIONS DURING BLACK-OUT PERIODS. Unless a transaction is exempt under the terms of this Code, no Access Person shall purchase or sell, directly or indirectly, any Security if that Access Person knew or should have known at the time of such purchase or sale, that within fifteen (15) days of his or her transaction, the Security:

            (i) Is being considered for purchase or sale by any Fund or Private Account; or

            (ii)  Is then  being  purchased  or sold  by any  Fund or  Private
            Account.

      2. PURCHASES DURING INITIAL PUBLIC OFFERINGS. In the absence of an exemption under this Code, no Access Person shall purchase any Security which is being offered as part of an initial public offering of Securities. This prohibition does not apply to the exercise of rights issued pro rata to all shareholders, policy holders or depositors of an issuer. For example, it does not apply to Securities offered by savings and loan institutions or insurance companies to policy holders or depositors in connection with conversions from mutual to stock form.

      3. PRIVATE PLACEMENTS. In the absence of an exemption under this Code or preclearance by the Investment Compliance Manager, no Access Person shall acquire any Security in a private placement. In determining whether to grant preclearance, the Investment Compliance Manager shall take into account, among other factors, whether the investment opportunity should be reserved for any of the Funds or Private Accounts and whether the opportunity is being offered to the Access Person by virtue of his or her position with First Investors.

      4. PURCHASES OF SECURITIES ISSUED BY BROKER-DEALERS. No Access Person shall purchase Securities issued by any broker-dealer or parent company of a broker-dealer (unless the parent derives 15% or less of its revenues from all broker-dealer subsidiaries). This prohibition does not apply to purchases of Securities issued by First Investors Consolidated Corporation and its affiliates in connection with employee stock purchase or incentive plans, compensation arrangements, or otherwise.

      5. SHORT-TERM TRADING. Unless the transactions at issue are exempt under the terms of this Code, no Access Person shall engage in short-term trading in Securities. For purposes of this Code, "short-term" trading is defined as the Purchase and Sale of the same Security or a Related Security within sixty (60) days. The most recent transaction in a Security will determine a new holding period. The Purchase or Sale of an option on a Security shall be considered a Purchase or Sale of not only the option but also the underlying Security. For example, the purchase of a call option on a Security shall be considered a purchase not only of the option but also the underlying Security.

      The prohibition on short-term trading shall not prohibit an Access Person from placing a stop, limit or stop limit order at a level 20% BELOW the market price of a Security within sixty (60) days of the date he or she purchases the Security, provided that the stop, limit, or stop limit sell order is precleared or exempt from preclearance. It should be noted that any subsequent modification of a stop, limit or stop limit order is a new trade for purposes of the short-term trading restriction and preclearance requirements.

B.    PRECLEARANCE OF SECURITIES TRANSACTIONS
      ---------------------------------------

      Every Access Person is required to obtain preclearance from the Investment Compliance Manager prior to engaging in any transaction in any Security in which he or she has, or by reason of the transaction will acquire, any direct or indirect Beneficial Ownership interest, unless such transaction is exempt from preclearance under this Code. It should be emphasized that, unless a transaction is exempt from preclearance under this Code, it must be precleared by the Investment Compliance Manager even if no Fund or Private Account would normally purchase the Security at issue. For purposes of the preclearance requirement, any amendment of an order to Purchase or Sell any Security (e.g., any change of price, time, or amount) is considered a new order. Furthermore, any change of the terms of a stop, limit or stop limit order is considered a new transaction which must be precleared.

      Preclearance may be obtained from the Investment Compliance Manager by completing the Preclearance Form which is attached hereto and submitting it to the Investment Compliance Manager. The Preclearance Form requires the Access Person to certify that, among other things, to his or her knowledge, the Securities listed on the Preclearance Form have not been purchased by any of the Funds or Private Accounts within the prior fifteen (15) days and have not been and will not be considered for Purchase or Sale by any of the Funds during the prior fifteen (15) days and the following fifteen (15) days. The Preclearance Form also has a comment section which should be used to disclose any potential conflicts of interest.

      The Investment Compliance Manager shall consult with the members of the Investment Committee, or their designees to determine whether the proposed transaction by the Access Person would conflict with the interests of any Fund or Private Account. The Investment Compliance Manager need not consult with all members of the Investment Committee before approving or disapproving a transaction. No member of the Investment Committee may participate in such consultation with the Investment Compliance Manager with respect to any transaction in which such member has any direct or indirect personal economic interest. No order shall be placed by the Access Person until the Investment Compliance Manager (or the General Counsel in his or her absence) signifies his or her approval by signing the Preclearance Form.

      Personal securities transactions by the Investment Compliance Manager must be approved by the General Counsel or, in his or her absence, Fund Counsel. The same Preclearance Form and procedures should be used.

C.    EXEMPT TRANSACTIONS
      -------------------

      The following personal Securities transactions are exempt from the preclearance and other restrictions on personal securities transactions set forth above:

            (a) Purchases or Sales of Securities for any account over which an Access Person has no direct or indirect influence or control (for this purpose, an Access Person is deemed to have direct or indirect influence or control over the accounts of a spouse, a minor child or an adult relative residing in the Access Person's home);

            (b) Purchases or Sales of Securities which are non-volitional on the part of the Access Person (Purchases and Sales of Securities in a discretionary trading account owned by an Access Person are deemed to be non-volitional only if the person having discretion is a non-Access Person and the owner of the account is not consulted at all prior to the execution of transactions by the person having discretion);

            (c) Purchases of Securities which are part of an automatic dividend reinvestment plan;

            (d) Purchases of Securities effected upon the exercise of rights issued by an issuer pro-rata to all holders of a class of Securities, to the extent such rights were acquired from the issuer, and subsequent sales of such rights or the Securities acquired thereunder;

            (e)   Purchases or Sales of options on broad-based indices;

            (f) Purchases and Sales of shares of stock issued by First Investors Consolidated Corporation and its affiliates; and,

            (g)   Purchases and Sales by any Fund or Private Account.

      It should be noted that preclearance is not necessary for Purchases or Sales of shares of registered open-end investment companies (including such shares of the Funds), securities issued by the Government of the United States, bankers' acceptances, bank certificates of deposit, and commercial paper, since they are excluded from the definition of a Security in this Code.

D.    QUARTERLY REPORTS OF SECURITIES TRANSACTIONS
      --------------------------------------------

      On a quarterly basis, every Access Person of First Investors shall submit a report, in the form attached hereto, to the Investment Compliance Manager disclosing all transactions in any Securities in which he or she has or, by reason of the transaction, acquires a direct or indirect Beneficial Ownership interest. The report must be completed and returned to the Investment Compliance Manager within ten (10) days of the end of each calendar quarter ("Quarterly Report").

      With respect to each transaction reported, the Quarterly Report shall include the following trade information:

                  (i) the date of the transaction, the title and number of shares or bonds;

                  (ii) the nature of the transaction (i.e., Purchase, Sale or any other type of acquisition or disposition);

                  (iii) the price at which the transaction was effected and the principal amount involved; and

                  (iv) the name of the broker-dealer, bank or other entity with or through whom the transaction was effected.

      Notwithstanding the foregoing, the Quarterly Report need not disclose information about Securities transactions which have already been disclosed on duplicate confirmation and account statements provided to the Investment

Compliance Manager as long as the Access Person verifies on this report that he or she has arranged to have duplicate confirmation and account statements sent to the Investment Compliance Manager for all accounts in which the Access Person has a direct or indirect Beneficial Ownership interest, he or she incorporates by reference in the Quarterly Report the information contained in those statements, and such person verifies that he or she has not engaged in any Securities transactions which are not set forth in the statements. Moreover, Quarterly Reports need not disclose information regarding transactions or holdings of the Funds, since mutual fund shares are excluded from the definition of a Security under this Code and, in any event, First Investors already maintains information concerning such transactions and holdings.

      No Access Person shall be required to report transactions in Securities which have been effected for any account over which such Access Person does not have any direct or indirect influence or control. Furthermore, an Access Person may disclaim having a Beneficial Ownership interest in a Security disclosed in a Quarterly Report by including in the report a statement that the report shall not be construed as an admission that he or she has any direct or indirect Beneficial Ownership in the Security.

E.    OPENING AND MAINTAINING SECURITIES ACCOUNTS
      -------------------------------------------

      Every Access Person shall provide written notice to and obtain written permission from the Investment Compliance Manager PRIOR to opening any account with any broker-dealer or other entity through which Securities transactions may be effected. If an Access Person has opened a Securities account prior to becoming affiliated with First Investors, he or she must provide written notice of and obtain written permission to continue to maintain the account at the time he or she becomes affiliated with First Investors. An Access Person may also be required by NASD rules to give written notice to the broker or other party at which securities accounts are maintained that he or she is employed by or associated with First Investors.

F.    DUPLICATE CONFIRMATIONS AND STATEMENTS
      --------------------------------------

      All Access Persons shall arrange for duplicate confirmation and account statements to be sent to the Investment Compliance Manager. This requirement does not apply to investments in the Funds, since mutual funds are excluded from the definition of a Security under the Code and, in any event, First Investors already maintains records concerning such investments.

G.    DISCLOSURE OF PERSONAL SECURITIES HOLDINGS
      ------------------------------------------

      All Access Persons shall disclose all personal Securities holdings upon commencement of employment and thereafter on an annual basis. The ongoing disclosure requirement is satisfied by providing to the Investment Compliance Manager duplicate confirmations and account statements if they reveal all holdings. Otherwise, special disclosure of holdings is necessary. Thus, for example, a special report would be necessary to disclose certificated Securities held in a bank safety deposit.

H.    ANNUAL CERTIFICATIONS
      ---------------------

      Every Access Person is required to certify on an annual basis that he or she has read this Code of Ethics and agrees to abide by its requirements.

V.    RESPONSIBILITIES OF THE INVESTMENT COMPLIANCE MANAGER
      -----------------------------------------------------

      The Investment Compliance Manager shall:

      1.    Identify and maintain a list of all Access Persons;

      2.    Furnish a copy of this Code of Ethics to each such Access Person;

      3. Notify each new Access Person of his or her obligations to comply with the provisions of this Code of Ethics and conduct an annual meeting to remind Access Persons of their obligations;

      4.    Monitor  reports,   confirmations,   and  statements  relating  to
      non-exempt Securities transactions for potential violations of this Code;

      5. Report to the Board of Directors of the Funds any violations of this Code and any sanctions imposed no later than the next regular Board Meeting; 6. Report to the Board of Directors of the Funds on a periodic basis, but not less than annually, concerning the adequacy of existing procedures, any changes or recommended changes since the prior report, and the general level of compliance by Access Persons with this Code of Ethics; and

      7.    Maintain the records required by Rule 17j-1(d).

VI.   VIOLATIONS AND REMEDIES
      -----------------------

      The failure of any Access Person to comply with this Code of Ethics will be viewed as a very serious matter and may result in a disciplinary action. Upon discovering or being apprised of facts which indicate that a violation of this Code of Ethics has or may have occurred, the Investment Compliance Manager shall conduct a reasonable investigation or inquiry to determine whether such a violation did occur. If the Investment Compliance Manager determines that a violation of this Code of Ethics has occurred or appears to have occurred, he or she shall notify the General Counsel who shall cause a further investigation to be conducted if he or she determines it to be necessary.

      In the event that any investigation or inquiry is commenced by First Investors concerning any actual or potential violation of this Code of Ethics, every Access Person shall be required to:


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


      (a) provide full access to First Investors, its agents and attorneys to any and all records and documents which First Investors considers relevant to any Securities transactions or other matters subject to this Code of Ethics;

      (b) cooperate with First Investors, or its agents and attorneys, in investigating any Securities transactions or other matter subject to this Code of Ethics; and

      (c) provide First Investors, its agents and attorneys with an explanation (in writing if requested) of the facts and circumstances surrounding any Securities transaction or other matter subject to this Code of Ethics.

      If a violation is determined to have occurred, the Investment Compliance Manager in consultation with the General Counsel, shall impose such sanctions as they deem appropriate under the circumstances which may include, among other things, censure, fine, a directive to disgorge profits gained or losses avoided, a suspension, or termination of employment. In the event that an Access Person engages in short-term trading prohibited by this Code, the Access Person shall generally be required to disgorge profits gained regardless of whether the short-term trading is intentional or inadvertent or the reason for such trading.

ADOPTING ENTITIES
-----------------

The following entities have adopted this Code of Ethics:

Administrative Data Management Corp.
Executive Investors Corporation
Executive Investors Management Company, Inc.
First Investors Asset Management Company, Inc.
First Investors Corporation
First Investors Management Company, Inc.

                                PRECLEARANCE FORM
                                -----------------

I, , request preclearance for the security transaction or transactions set forth below. To my knowledge, the security or securities listed below have not been purchased or sold by any First Investors Fund or Private Account within the prior fifteen (15) days and are not currently being considered for purchase or sale by any Fund or Private Account during the next 15 days. Furthermore, the transaction and or transactions I am contemplating do not involve a Purchase and Sale, or a Sale and Purchase, of the same Security or a Related Security within any sixty (60) day period. I recognize that I have five (5) days in which to effect the transaction or transactions contemplated, measured from the time a transaction has been approved.

Proposed          Buy, Sell         Quantity
Trade             or Exchange,      and/or
Date(s)           et al.            Amount        Security Type   Issuer Name

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

---------------------                     ---------------------
Signature of Requester                    Date

Requester  Comments (Include  Disclosure of any Potential Conflict of Interest
Here):

________________________________________________________________________________


PORTFOLIO MANAGER (OR HIS OR HER DESIGNEE) AUTHORIZATION:*

EQUITIES                                              FIXED INCOME
--------                                              ------------

--------------------------------                --------------------------------
D. Fitzpatrick                                  G. Ganter

---------------------------------               --------------------------------
P. Poitra                                       N. Jones

---------------------------------               --------------------------------
D. Hanover                                      C. Wagner

---------------------------------
M. Wright

PORTFOLIO MANAGER COMMENTS:  ____________________________________________

* Authorization is not required by all Portfolio Managers. Only those Portfolio Managers consulted by the Investment Compliance Manager need to sign this Preclearance Form. A Portfolio Manager may designate an analyst to sign this Preclearance Form in his or her absence.

APPROVED BY INVESTMENT COMPLIANCE MANAGER ______________________________________
                                          Signature               Date


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


SEND TO: INVESTMENT COMPLIANCE MANAGER
         FIMCO  95 WALL STREET - 23RD FLOOR
         NEW YORK, NY  10005

                         FIRST INVESTORS CODE OF ETHICS
                         ------------------------------
                              ACKNOWLEDGEMENT FORM
                              --------------------


   I hereby (re) acknowledge receipt of a copy of the First Investors Code of

Ethics and agree  that as an  "Access  Person" I am subject to and will abide by its provisions and all amendments  thereto.  I also (re) acknowledge that I have been informed of and will comply with the reporting  provisions contained in the

Code of Ethics and all amendments thereto.

DATED:            , 19
      ------------
                                   Signature:___________________________________

                                   Name:________________________________________
                                                       Please Print

                                   Department:__________________________________

Please send to:    Investment Compliance Manager

             FIMCO
             95 Wall Street - 23rd Floor
             New York, NY  10005

Rev. 5/8/97



                                       15